Exhibit 5.1

Akerman Senterfitt 401 E. Jackson Street Suite 1700 Tampa, Florida 33602 Tel: 813.223.7333 Fax: 813.223.2837

May 10, 2012

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Suite 210

Tampa, Florida 33607

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished in connection with the filing, with the Securities and Exchange Commission on or about the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-3 (the “Registration Statement”) of Odyssey Marine Exploration, Inc. (“Odyssey”) and the prospectus contained in such Registration Statement (the “Prospectus”). The Prospectus relates to the 8,644,219 shares (the “Shares”) of Odyssey’s common stock, par value $0.0001 per share, that may be sold by the selling stockholder named therein. The Shares are issuable upon the conversion of outstanding Senior Convertible Notes and the exercise of outstanding Warrants to Purchase Common Stock.

We have acted as counsel for the Company in connection with the issuance of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates, and other instruments as we have deemed necessary.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold as described in the Prospectus, will be duly authorized, validly issued, fully paid, and non-assessable.

The foregoing opinion is limited to the laws of the state of Florida and the Nevada Corporation Act. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.”

Very truly yours,

/s/ Akerman Senterfitt

AKERMAN SENTERFITT

akerman.com

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